UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2022

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FREIGHTCAR AMERICA, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-51237	25-1837219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker Drive, Suite 1500

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

(800) 458-2235

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2022, the Board of Directors (the “Board”) of FreightCar America, Inc. (the “Company”) appointed José De Nigris Felán and Travis D. Kelly to the Board as Class I directors, effective June 20, 2022. In connection with these appointments, the Board increased its size to eight (8) directors. The initial term of Messrs. De Nigris Felán's and Kelly's service on the Board will continue until the Company's 2024 annual meeting of stockholders in accordance with the Company's Bylaws.

Currently, Mr. De Nigris Felán is the Executive Vice President of Katcon Global, a global supplier of exhaust and aftertreatment solutions to the automotive industry. Mr. De Nigris Felán has served as a board member of Katcon Global since 2000, and has held various positions since with its subsidiaries. Mr. De Nigris Felán is the Director of Katcon Global, SA (Luxembourg) since 2009, the Director of Katcon Korea since 2016, and the Managing Director of Wendt Automotive GMBH (Germany) since 2018.

Since December 2018, Mr. Kelly has served as the President and Chief Executive Officer of Isola Group LLC, a global material sciences company specialized in making laminate materials used to fabricate multilayer printed circuit boards. From 2007 to 2018, Mr. Kelly served as the Global Chief Operating Officer for Cerberus Capital Management, L.P. Prior to this, Mr. Kelly served numerous operating, financial, and strategic planning roles across several public and private capital raising manufacturing and industrial companies.

Messrs. De Nigris Felán and Kelly will each receive compensation for service to the Board in accordance with the Company's non-executive director compensation policy.

There are no arrangements or understandings between Messrs. De Nigris Felán and Kelly and any other persons pursuant to which they were elected as a director of the Company. Neither Mr. De Nigris Felán nor Mr. Kelly have any family relationship with any director, executive officer or other director designee of the Company, nor has either held any previous position with the Company or been involved in any transactions with the Company or any of the Company's directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, with respect to Item 404(a) of Regulation S-K, there are no related transactions between Messrs. De Nigris Felán and Kelly and the Company that would be required to be reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.
Date: June 24, 2022	By:	/s/ Michael A. Riordan
		Name:	Michael A. Riordan
		Title:	Vice President, Finance, Chief Financial Officer and Treasurer